Patrick M. Fahey Chairman and CEO Frontier Financial Corporation
425-514-0700

Carol E. Wheeler
CFO
Frontier Financial Corporation
425-514-0700

NEWS RELEASE

For release March 23, 2010

FRONTIER BANK RECEIVES SUPERVISORY PROMPT
 CORRECTIVE ACTION DIRECTIVE

EVERETT, WASHINGTON – March 23, 2010 –Frontier Financial Corporation (NASDAQ: FTBK), the holding company for Frontier Bank, announced that Frontier Bank has received from the Federal Deposit Insurance Corporation (FDIC), a Supervisory Prompt Corrective Action Directive (Directive) dated March 16, 2010, due to the Bank’s critically undercapitalized status.  The Directive requires that within 30 days of the effective date of the Directive, or by April 15, 2010, the Bank must either recapitalize by the sale of shares or obligations so that the Bank will be adequately recapitalized,  or accept an offer to be acquired by another institution.

The Directive also reiterates a number of restrictions already imposed on the Bank by the regulators, prohibiting the Bank from accepting or renewing brokered deposits, increasing assets, paying dividends, increasing compensation or paying bonuses to directors or officers, opening, relocating or selling new offices, and requiring the Bank to comply with certain restrictions on interest rates and transactions with affiliates. The Bank was already subject to these restrictions prior to the issuance of the Directive, and key elements of the Bank’s strategic plan have included the reduction in its asset base and brokered deposits.

Frontier has been aggressively reducing its concentration in real estate acquisition, development and construction loans and nonperforming loans.  Frontier continues its efforts to raise additional capital which began in the fourth quarter of 2008, when an investment banking firm was retained to assist in raising capital and deleveraging its balance sheet.

As announced on October 5, 2009, Frontier Financial Corporation and SP Acquisition Holding mutually agreed to terminate their agreement and plan of merger, dated as of July 30, 2009, because necessary regulatory approvals could not be obtained in time to complete the transaction.  Since the termination of the transaction, Frontier has continued to seek out equity investors and has made and continues to make numerous contacts with potential investors.

Patrick M. Fahey, Chairman and CEO of Frontier Financial Corporation and Frontier Bank said, “As previously indicated, Frontier plans to appeal the results of the regulatory examination that brought this about, while continuing all its efforts to improve the Bank’s condition. Customers’ accounts remain insured up to $250,000, with checking accounts fully insured without limit under the Transaction Account Guarantee Program.”  Mr. Fahey also expressed appreciation on behalf of the Bank’s 700 staff members for the tremendous support shown by customers and the community at large during these difficult economic times.

About Frontier

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products.  Frontier operates 47 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, and Whatcom counties in Washington and 3 offices in Oregon.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

This press release includes forward-looking statements and Frontier Financial Corporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe Frontier Financial Corporation’s expectations regarding future events.  Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely.  Additional information regarding risks and uncertainties is included in Frontier Financial Corporation’s periodic filings on Forms 10-K,  10-Q and 8-K with the Securities and Exchange Commission.  Frontier Financial Corporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.